UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

QUANTUM ENERGY, INC.

(Name of small business in its charter)

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Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3825 Rockbottom North Las Vegas, NV 89030
(Address of principal executive offices)

Registrant's telephone number: 702-323-6455

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class COMMON/ PREFERRED	Trading Symbol QEGY	Name of Each Exchange on Which Registered OTC/PINK

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒  No

Item 8.01          Other Events.

Quantum Energy, Inc. ("Quantum" or the "Corporation") has entered into a Letter of Intent (the "Acquisition") to acquire the majority of the outstanding shares of common stock of Inductance Energy, Inc. ("Inductance") The Letter of Intent contemplates that, Quantum will purchase the shares over a period of time for a purchase price of $2.10 to $5.50 per share. The price being set upon mutual agreement from time to time. The transaction is expected to close on or before July 12, 2022.

The completion of the Acquisition is subject to a number of conditions precedent, including, but not limited to: (i) the entering into of a definitive agreement by Quantum and Inductance (the "Definitive Agreement"); (ii) completion of satisfactory due diligence by each of Quantum and Inductance; (iii) the approval of the Acquisition by each of Quantum and Inductance’s respective board of directors and shareholders, if required; (iv) the absence of any material change or change in a material fact which might reasonably be expected to have a material adverse effect on the financial and operational conditions or the assets of each of the parties to the Definitive Agreement; and (v) certain other conditions typical in a transaction of this nature.

Inductance is a licensee of Magnetic Propulsion technologies and its many applications in industrial, commercial and consumer products.

Quantum Energy, Inc. is focused on the acquisition of Rare Earth Real Estate, and Establishing Urban Mining Sites, (including used magnets, fly ash and fly bottom ash), conventional mining and the refining or processing of those waste streams and Rare Earth Oxides for manufacturing of value-added end-products, which are Magnets & Magnetic Assemblies and Energy Harvesting devices.

The refining of rare earth minerals into usable finished products from rare earth oxides (processed rare earth) is well known and has been successfully demonstrated for many decades. There are several known process paths using magnetic, chemical, and other means to extract the desired rare earth elements from mined hard rock, sedimentary formations, clays, coal and coal waste streams.

Urban mining is a relatively new term that involves the identification, securitization, and reprocessing of known materials that contain rare earth, that can be recycled and reprocessed into value-added products. An Urban mining site can include any source of used magnets, fly ash, fly bottom ash, or mining tailings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUANTUM ENERGY, INC.

Date: October 19, 2021

	By:	/s/ William Westbrook
Name: William Westbrook
Title: Chief Financial Officer